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                                                                     EXHIBIT 5.1

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March 15, 2006                    Los Angeles           Silicon Valley
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Loudeye Corp.                     Moscow                Tokyo
1130 Rainier Avenue South         New Jersey            Washington, D.C.
Seattle, Washington 98144

            Re:   Loudeye Corp.
                  Registration Statement filed March 15, 2006

Ladies and Gentlemen:

      We have acted as special counsel to Loudeye Corp., a Delaware corporation (the "Company"), in connection with the registration of up to 28,875,000 shares of common stock, $0.01 par value per share (the "Shares"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on March 15 2006 (the "Registration Statement"). The Shares consist of 16,500,000 shares of common stock of the Company (the "Issued Shares") issued and outstanding as of the date hereof and 12,375,000 shares of common stock of the Company (the "Warrant Shares") issuable upon exercise of certain warrants ("Warrants"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the validity of the Shares.

      As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

      We are opining herein only as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

      Subject to the foregoing, it is our opinion that, as of the date hereof:

            1. The Issued Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and non-assessable.

            2. When certificates representing the Warrant Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been delivered to and paid for by the Purchasers in the circumstances contemplated by the Warrants, the Warrant Shares issuable upon exercise of

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MARCH 15, 2006
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the Warrants will have been duly authorized by all necessary corporate action of the Company, and the Warrant Shares will be validly issued, fully paid and nonassessable.

      This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Validity of Common Stock." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                  Very truly yours,

                                                  /s/ LATHAM & WATKINS LLP